UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ARYx Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	77-0456039
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

6300 Dumbarton Circle Fremont, California	94555
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which the form relates: 333-145813   (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of class)

(Title of class)

Item 1.           Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $0.001 per share, to be registered hereunder is set forth under the caption “Description of Capital Stock” in the prospectus that constitutes a part of the Registrant’s Registration Statement on Form S-1 , File No. 333-145813 (the “Registration Statement”), initially filed with the U.S. Securities and Exchange Commission on August 30, 2007, as subsequently amended by any amendments to such Registration Statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement, and such Registration Statement as amended is incorporated by reference herein.

Item 2.           Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this Form 8-A to be signed on its behalf by the undersigned, thereunto duly authorized.

ARYX THERAPEUTICS, INC.
(Registrant)

Date: October 30, 2007	By:	/S/ DAVID NAGLER
DAVID NAGLER
Vice President, Corporate Affairs and Secretary